                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael S. Mewbourn and John Mitchell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 under the Securities Act of 1933 of Canaan Energy Corporation (the "Corporation") relating to 500,000 shares reserved for issuance pursuant to the Stock Option Plan of the Corporation, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        DATED this 19th day of April, 2002.

                 Name                                    Position                                Date
                 ----                                    --------                                ----
/s/ Leo E. Woodard                       Chairman of the Board of Directors and             April 19, 2002
---------------------------              Chief Executive Officer (principal
Leo E. Woodard                           executive officer)

/s/ John K. Penton                       President and Director (principal                  April 19, 2002
---------------------------              executive officer)
John K. Penton
/s/ Michael S. Mewbourn                  Senior Vice President and Chief                    April 19, 2002
---------------------------              Financial Officer and Director
Michael S. Mewbourn                      (principal financial officer)

/s/ John Mitchell                        Controller and Chief Accounting Officer            April 19, 2002
---------------------------              (controller or principal accounting
John Mitchell                            officer)

/s/ Thomas H. Henson                     Officer and Director                               April 19, 2002
---------------------------
Thomas H. Henson
/s/ Mischa Gorkuscha                     Director                                           April 19, 2002
---------------------------
Mischa Gorkuscha
/s/ Randy Harp                           Director                                           April 19, 2002
---------------------------
Randy Harp
/s/ Kevin R. White                       Director                                           April 19, 2002
---------------------------
Kevin R. White
/s/ Scott E. Rayburn                     Director                                           April 19, 2002
---------------------------
Scott E. Rayburn